                                 Exhibit 10(u)

                       THE GUARANTEE LIFE COMPANIES INC.

                         SUPPLEMENTAL RETIREMENT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)


                                   ARTICLE I
                             THE PLAN AND PURPOSE
                             --------------------

     1.1 The Plan. The Guarantee Life Companies Inc. (the "Company") hereby amends and restates The Guarantee Life Companies Inc. Supplemental Retirement Plan (the "Plan"), effective January 1, 1998.

     1.2 Purpose. The Company maintains the Retirement Plan for Employees of The Guarantee Life Companies Inc. ("Retirement Plan"). Section 415 and 401(a)(17) of the Internal Revenue Code ("Code") limit the benefits payable from the above-named Retirement Plan in certain instances. It is the objective of the Company to equalize benefits so no Participant is adversely affected by the limitations of Code Section 415 and 401(a)(17). In addition, the Company maintains The Guarantee Life Insurance Company Deferred Compensation Plan (the "Deferred Compensation Plan"). The election to defer compensation under the Deferred Compensation Plan may also limit the benefits payable from the Retirement Plan. It is the objective of the Company to restore benefits so no Participant is adversely affected by their election to defer compensation under the Deferred Compensation Plan. In addition, the Company maintains an Executive Severance Plan for certain members of management who are entitled to certain benefits upon a Change in Control of the Company. It is the objective of the Company to fund the non-vested accrued benefits of said officers under the Plan and The Guarantee Life Insurance Company Thrift Savings Plan ("Thrift Savings Plan") under certain circumstances following a Change in Control. Therefore, this Plan is established for these purposes.

                                  ARTICLE II
                                 PARTICIPATION
                                 -------------

     2.1 Participation. Each employee whose benefit from the Retirement Plan is less than the benefit would have been had no limitation been imposed under Code Section 415 and 401(a)(17) shall become a Participant under this Plan. In addition, each employee who elects to defer compensation under the Deferred Compensation Plan and as a result whose benefit from the Retirement Plan is less than the benefit would have been had no deferral election been made shall become a Participant under this Plan. In addition, any Participant in the Executive Severance Plan shall become a participant under this Plan. No other employees shall become Participants under this Plan.

                                  ARTICLE III
                                   BENEFITS
                                   --------

     3.1  Benefit Amount.

          (a) Each Participant hereunder, who retires at the normal retirement age of 65, shall receive a Supplemental Retirement Benefit equal to the excess of (i) over (ii), where,

               (i) equals the value of Retirement Plan accrued benefits the Participant would have received had there been no Code Section 415 and 401(a)(17) limitations in effect, and had no election been made by the Participant to defer compensation under the Deferred Compensation Plan, and

               (ii) equals the value of Retirement Plan accrued benefits the Participant actually shall receive from the Retirement Plan.

          (b) Each Participant hereunder who either terminates with the Company employment prior to the normal retirement age of 65 shall receive a Supplemental Retirement Benefit equal to the excess of (i) over (ii), where,

               (i) equals the value of Retirement Plan accrued benefits the Participant would have received had no election been made by the Participant to defer compensation under the Deferred Compensation Plan, and

               (ii) equals the value of Retirement Plan accrued benefits the Participant actually shall receive from the Retirement Plan.

          (c) Each Participant hereunder who is also a Participant in the Executive Severance Plan and who has a Qualifying Termination in connection with a Change in Control, shall receive a Supplemental Retirement Benefit equal to the following:

               (i) the excess of (A) over (B) where (A) equals the value of the Retirement Plan accrued benefits the Participant would have received had there been no Code Section 415 and 401(a)(17) limitations in effect, and had no election been made by the Participant to defer compensation under the Deferred Compensation Plan, and (B) equals the value of the Retirement Plan accrued benefits the Participant actually shall receive from the Retirement Plan; and

               (ii) the value of any non-vested Retirement Plan accrued benefits and the Thrift Savings Plan on the date of the Qualifying Termination.

          The term "Qualifying Termination" and "Change in Control" shall have the same meaning as under the Executive Severance Plan.

     3.2 Benefit Computation. The value set forth in Section 3.1 above shall be determined by the Company and shall be based upon factors necessary to equalize the benefit for the affected Participant. If a beneficiary of a Participant qualifies for a death benefit under the Retirement Plan, a supplemental death benefit, computed as provided in Section V.D.2 of the Retirement Plan and based on the Participant's Supplemental Retirement Benefit, will be paid to such Participant's beneficiary.

     In the event, on the date of a Participant's termination, the Participant's Earned Retirement Benefit exceeds the Participant's Accrued Benefit (as defined in Article II(2) of the Retirement Plan), the amount of the Participant's monthly Supplemental Retirement Benefit will be subject to a cost-of-living adjustment on each January 1st subject to the Participant's retirement. The percentage adjustment in the Participant's Total Retirement Benefit (the benefit provided by the Retirement Plan plus the Supplemental Retirement Benefit) will be calculated in the same manner as the cost-of-living adjustment provided in the Retirement Plan. The amount of the monthly Supplemental Retirement Benefit will equal the Participant's Total Retirement Benefit, less the amount provided by the Retirement Plan.

     3.3 Payment of Benefits. The benefits hereunder shall be payable upon the same event that causes the payment of benefits under the Retirement Plan. The form of benefit shall be elected by the Participant, in writing, at the time of initial entry as a Participant in this Plan. The alternative forms of benefit shall be limited to those set forth in the Participation Election Agreement for this Plan. Forms of payment may be amended by a Participant with the consent of the Committee, and may also be amended without consent of the Committee if made in a year prior to separation from employment and at least twelve (12) months prior to such separation.

                                  ARTICLE IV
                                    FUNDING
                                    -------

     4.1 Funding. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Participants under this Plan shall be no more than general unsecured creditors of the Company with regard to the benefits payable hereunder. Assets of the Company, including, but not limited to, insurance policies, annuity contracts, or the proceeds therefrom, shall not be held under any trust, except a Grantor Trust, for the benefit of Participants or their beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged and unrestricted assets of the Company.

                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

     5.1 Nonalienation of Benefits. No benefit payable under this Plan shall be subject, at any time and in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

     5.2 Administration. This Plan shall be administered by a Committee, appointed by the Board of Directors, in accordance with the intent and provisions of this Plan. The Committee shall interpret and implement this Plan to carry out the purposes set forth above.

     5.3 Forfeit of Benefits. No benefit will be payable under this Plan if a Participant engages in any act that would constitute "Cause" as defined in
Section 4.4 of the Executive Severance Agreement.

     5.4 Amendment and Termination. The Company may amend and terminate this Plan, at any time, by action of its Board of Directors.

     5.5 Applicable Law. This Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Nebraska except to the extent Federal statutes supersede Nebraska law.

     IN WITNESS WHEREOF, this Company has amended and restated this Plan in Omaha, Nebraska, to be effective the date and year first above written.

     Executed at Omaha, Nebraska, this 31st day of December, 1998.



                                        THE GUARANTEE LIFE COMPANIES INC.


                                        By /s/ Mary G. Rahal
                                           -----------------